RPM INCREASES CASH DIVIDEND FOR 37th CONSECUTIVE YEAR
· Quarterly payment of $0.21 per share is 2.4% increase over prior year
MEDINA, Ohio — October 7, 2010 — RPM International Inc. (NYSE: RPM) today announced at its annual meeting of stockholders that its board of directors declared a regular quarterly cash dividend of $0.21 per share, payable on October 29, 2010, to stockholders of record as of October 18, 2010. This payment represents a 2.4% increase over the $0.205 quarterly cash dividend paid at this time last year.
This action marks RPM’s 37th consecutive year of increased cash dividends paid to its stockholders, which places RPM in an elite category of less than half of one percent of all 19,000 publicly-traded U.S. companies. Only 47 other companies, besides RPM, have consecutively paid an increasing annual dividend for this period of time or longer, according to the 2010 edition of America’s Finest Companies. At a share price of $20.00, RPM’s dividend yield would be 4.2%.
“Our cash dividend is key to RPM’s ability to deliver returns to our shareholders and outperform the broader market. Over the five-year and ten-year periods ended May 31, 2010, RPM’s cumulative total return, which includes reinvestment of dividends, has outperformed the S&P 500 Index by 34% and 227%, respectively,” stated chairman and chief executive officer Frank C. Sullivan. “This latest dividend increase reflects our directors’ confidence in RPM’s performance and strong cash flow, despite challenging economic conditions.”
At the annual meeting, stockholders re-elected four Class I members of RPM’s board of directors to three-year terms expiring in 2013. Those elected were Frank C. Sullivan; Thomas C. Sullivan, chairman emeritus of RPM International Inc.; William A. Papenbrock, retired partner of Calfee, Halter & Griswold LLP; and David A. Daberko, retired chairman and chief executive officer of National City Corporation, now a part of PNC Financial Services Group, Inc.
In addition, stockholders ratified the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending May 31, 2011.
RPM International Inc., a holding company, owns subsidiaries that are world leaders in specialty coatings, sealants, building materials and related services serving both industrial and consumer markets. RPM’s industrial products include roofing systems, sealants, corrosion control coatings, flooring coatings and specialty chemicals. Industrial brands include Stonhard, Tremco, illbruck, Carboline, Flowcrete, Universal Sealants and Euco. RPM’s consumer products are used by professionals and do-it-yourselfers for home maintenance and improvement and by hobbyists. Consumer brands include Zinsser, Rust-Oleum, DAP, Varathane and Testors. Additional details are available at www.rpminc.com.
For more information, contact Robert L. Matejka, senior vice president and chief financial officer, at 330-273-5090 or rmatejka@rpminc.com.
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This press release contains “forward-looking statements” relating to our business. These forward-looking statements, or other statements made by us, are made based on our expectations and beliefs concerning future events impacting us, and are subject to uncertainties and factors (including those specified below) which are difficult to predict and, in many instances, are beyond our control. As a result, our actual results could differ materially from those expressed in or implied by any such forward-looking statements. These uncertainties and factors include (a) global markets and general economic conditions, including uncertainties surrounding the volatility in financial markets, the availability of capital and the effect of changes in interest rates, and the viability of banks and other financial institutions; (b) the prices, supply and capacity of raw materials, including assorted pigments, resins, solvents and other natural gas- and oil-based materials; packaging, including plastic containers; and transportation services, including fuel surcharges; (c) continued growth in demand for our products; (d) legal, environmental and litigation risks inherent in our construction and chemicals businesses and risks related to the adequacy of our insurance coverage for such matters; (e) the effect of changes in interest rates; (f) the effect of fluctuations in currency exchange rates upon our foreign operations; (g) the effect of non-currency risks of investing in and conducting operations in foreign countries, including those relating to domestic and international political, social, economic and regulatory factors; (h) risks and uncertainties associated with our ongoing acquisition and divestiture activities; (i) risks related to the adequacy of our contingent liability reserves; (j) risks and uncertainties associated with the SPHC bankruptcy proceedings; and (k) other risks detailed in our filings with the Securities and Exchange Commission, including the risk factors set forth in our Annual Report on Form 10-K for the year ended May 31, 2010, as the same may be updated from time to time. We do not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.